Exhibit 99.1

Startek Announces Agreement to be Acquired by Funds Managed by CSP Management Limited
for $4.30 Per Share in Cash

DENVER, Oct. 10, 2023 /PRNewswire/ — Startek, Inc. (NYSE: SRT) (“Startek” or the “Company”), a global customer experience (CX) solutions provider, today announced that it has entered into a definitive agreement to be acquired by funds managed by Capital Square Partners (“CSP”) in an all-cash transaction with a total enterprise value of approximately $217 million and total equity value of approximately $174 million. Under the terms of the agreement, CSP will acquire all shares of Startek common stock not already owned by CSP for $4.30 per share in cash. The purchase price represents a premium of approximately 32% to Startek’s closing share price of $3.26 on October 9, 2023, the last trading day prior to public disclosure of the transaction, and a premium of approximately 50% to the closing price of the shares on the last trading day prior to announcement of CSP’s non-binding acquisition proposal.

On July 18, 2023, Startek received a preliminary non-binding proposal from CSP to acquire all shares of Startek common stock that it does not already own for $3.80 in cash per share. Upon receipt of this proposal, the Board established a Special Committee consisting of independent and disinterested directors of the Board to review and consider the proposal with the assistance of independent financial and legal advisors. Following its review, the Special Committee unanimously recommended that the Board approve the merger agreement. Subsequently, the Startek Board, based on the recommendation of the Special Committee, unanimously approved the merger agreement.

Approvals and Timing
The transaction is expected to close by the end of calendar year 2023, subject to the satisfaction of customary closing conditions. The transaction is not subject to any financing contingency.

Upon completion of the transaction, Startek will no longer trade on the New York Stock Exchange and will become a private company.

Advisors
Houlihan Lokey Capital, Inc. is serving as financial advisor to the Special Committee and Gibson, Dunn & Crutcher LLP is serving as its legal counsel. Latham & Watkins LLP is serving as legal counsel to CSP.

About Startek®
For more than 35 years, Startek has delivered customer experience (CX) excellence for the world’s leading brands. Spread across 12 countries, our 38,000 associates create memorable, personalized experiences in both voice and non-voice channels. Our clients span from fortune 500s to fast-growing startups in a diverse range of industries including cable, media and telecom; travel and hospitality; retail and e-commerce and banking and financial services.

By creating closer connections, Startek delivers value for our clients, opportunity for our people and sustainable growth for our shareholders.

To learn more visit www.startek.com and follow us on LinkedIn.

About CSP Management Limited
Founded in 2014 in Singapore, Capital Square Partners is a private equity firm investing in cross-border technology and business services across Southeast Asia and India. As a sector focused fund manager with $1.4 billion under management, CSP is one of the largest dedicated technology and technology enabled business services private equity fund manager in Asia. Over the past decade, the team has invested, created and exited a number of leading companies in technology services sector, including Minacs, Indecomm, GAVS Technologies and Accion Labs. Capital Square Partners holds a Capital Markets Services (CMS) License from the Monetary Authority of Singapore, as per the Securities & Futures Act of the Government of Singapore. For more information click here.

Startek Contacts

Investor Relations
Cody Cree
Gateway Group, Inc.
(949) 574-3860
SRT@gatewayir.com

Media Relations
Neha Iyer
Startek
neha.iyer@startek.com

or

Joele Frank, Wilkinson Brimmer Katcher
Matt Sherman / Viveca Tress / Kaitlin Kikalo
(212) 355-4449

Cautionary Note Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some situations, you can identify forward-looking statements by words such as “approximately,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” and similar terms and phrases to identify forward-looking statements. All of our forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we are expecting, including:

•	risks associated with transactions generally;
•	the failure to consummate or delay in consummating the merger for other reasons;
•	the risk that a condition to closing of the merger may not be satisfied;
•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;
•	the outcome of any legal proceedings that may be instituted following announcement of the merger;
•	failure to retain key management and associates of Startek;
•	issues or delays in the successful integration of Startek’s operations with those of CSP, including incurring or experiencing unanticipated costs and/or delays or difficulties;
•	unfavorable reaction to the merger by customers, competitors, suppliers and associates;
•
unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; and

•	additional factors discussed in Startek’s filings with the SEC.

The forward-looking statements contained in this communication are based on management’s current plans, estimates and expectations in light of information currently available to Startek and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting Startek will be those that Startek has anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors, many of which are beyond our control, as well as the other factors described in Item 1A, “Risk Factors” in Startek’s 2022 10-K filed with the SEC on March 28, 2023, as supplemented in Item 1A. “Risk Factors” of Startek’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2023 and other documents the Company may file with the SEC from time to time. Should one or more of these risks or uncertainties materialize or should any of our assumptions prove to be incorrect, our actual results may vary in material respects from what we may have expressed or implied by these forward-looking statements. Any forward-looking statement made by Startek speaks only as of the date on which it is made. All future written and oral forward-looking statements attributable to Startek or persons acting on Startek’s behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

Additional Information and Where to Find It

In connection with the proposed transaction, Startek will prepare an information statement on Schedule 14C for its stockholders with respect to the approval of the transaction described herein and a Schedule 13E-3. When completed, the information statement will be mailed to Startek’s stockholders.  STARTEK’S STOCKHOLDERS ARE URGED TO READ THE INFORMATION STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed by Startek with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from Startek’s website at https://investor.startek.com/.